UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 23, 2005 (March 22, 2005)

HEALTHCARE REALTY TRUST INCORPORATED

(Exact Name of Registrant as Specified in Charter)

MARYLAND	1-11852	62-1507028

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3310 West End Ave. Suite 700 Nashville, Tennessee 37203

(Address of principal executive offices) (Zip Code)

(615) 269-8175

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
SIGNATURES

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

     On March 22, 2005, the Company’s management and the Audit Committee of the Company’s Board of Directors concluded that its previously issued financial statements presented in the Company’s Annual Report on Form 10-K for the fiscal years ended December 31, 2003, 2002, 2001 and 2000, and those in its Quarterly Reports on Form 10-Q filed during 2004, should no longer be relied upon and must be restated as a result of two accounting treatment matters asserted on March 10, 2005 by the Company’s current auditor, KPMG LLP. These matters related to the accounting for two items that impact the Company’s 2004 and prior years’ financial statements as discussed in greater detail below. Consequently, the related reports of the Company’s predecessor auditor, Ernst & Young LLP, should no longer be relied upon, nor should the unaudited financial results included in the Company’s earnings press release issued on January 27, 2005. The Audit Committee of the Company’s Board of Directors has discussed these matters with the Company’s independent registered public accounting firm, KPMG LLP.

     Neither of the two items described below will have any adverse effect on the Company’s ongoing operations or future cash flows.

Item One:

     The first accounting matter relates to the method by which the Company has consistently accounted for the collectibility of accounts receivable from one former operator over a five-year period from 2000, the year the operator declared bankruptcy, through 2004. The question is not whether the receivable is ultimately realizable or collectible; rather, the question relates to the sources of collection available to the Company for consideration when assessing and accounting for collectibility of the receivables. The Company based its accounting, in part, on the “successor debtor” rules outlined in SFAS 15. The Company’s new auditor, KPMG LLP, has asserted that SFAS 114 “Accounting by Creditors for Impairment of a Loan” requires that only the original contractual obligor may be considered by the creditor in assessing the collectibility of the receivable, and that a successor obligor cannot be considered. As a source of recovery in accounting for credit losses on accounts receivable, the Company historically has considered all sources of recovery in its accounting for the collectibility of the receivables. The Company has looked to the bankruptcy claim and successor operator for collection of a large portion of the account receivables.

     Notwithstanding the Company’s opinion that the receivables are realizable from the bankruptcy claim and successor operator, the assertion by KPMG LLP requires the Company to account for the collectibility differently.

     The change in the method of accounting for collectibility in the manner asserted by KPMG LLP will result in a restatement of prior years’ financial statements and the results of each of the quarters ended in 2004.

     The non-cash adjustments to increase the allowance for doubtful accounts are expected to be approximately as follows:

2004	$2.9 million
2003	$0.7 million
2002	$0.5 million
2001	$0.5 million
2000	$1.8 million

Item Two:

     The second matter relates to the accounting for an amount consistently capitalized by the Company to development (construction) projects under property operating agreements with one health system sponsor. These contractual costs were capitalized over a four-year period beginning in 2001.

     The property operating agreements with this health system sponsor call for the incurrence of a contractual cost paid by the Company to the sponsor for certain costs incurred by the sponsor during the lease-up phase of the new property, the period when tenant improvement costs continue to be incurred in order to make the property ready for occupancy. The Company believed these costs to be capitalizable under SFAS 67. The Company’s new auditor, KPMG LLP, has asserted that the costs were not properly capitalized.

     Both the sponsor and the Company have consistently recognized the contractual payment as a part of the development cost of the project because the allowance was contemplated as part of the original agreement that gave rise to the development in the first place. KPMG LLP does not believe that the payments represent a direct cost of the development and construction of the real estate project. The Company has no similar agreements with any other party.

     The change in the method of accounting for these capitalized costs in the manner asserted by KPMG LLP will result in a restatement of prior years’ financial statements and the results of each of the quarters ended in 2004.

     The adjustments to reverse these payments, net of the related depreciation expense, are expected to be approximately as follows:

2004	$0.7 million
2003	$3.3 million
2002	$5.0 million
2001	$0.3 million

     During the third quarter of 2004, the Company recorded the cumulative amount of a restricted stock amortization correction of which $2.3 million relates to prior years. In light of the restatement of prior year financial statements because of the two matters described above, the Company concluded that it would be appropriate to reverse the prior year impact originally recorded in 2004 and record these restricted stock amortization adjustments in the accounting periods to which they apply (2000 through 2003).

     The adjustments to net income with respect to the restricted stock amortization are expected to be approximately as follows:

2004	($2.3 million)
2003	$0.7 million
2002	$0.4 million
2001	$0.5 million
2000	$0.7 million

     To date, management has not concluded that the Company has a material weakness in its internal control over financial reporting. However, the Company is aware that PCAOB Auditing Standard No. 2 states that the occurrence of a restatement of previously issued financial statements to reflect a correction of a misstatement is a strong indicator that a material weakness in internal control over financial reporting exists. If management determines that one or more material weaknesses exist, it will conclude in its report on internal control over financial reporting that its internal control over financial reporting was not effective as of December 31, 2004.

     Because of the accounting adjustments described above, the Company believes it may be out of compliance as of December 31, 2004 with one of its financial covenants in its unsecured credit agreement due 2006 and would be out of compliance on March 31, 2005. The Company’s agent bank is currently circulating among the syndicate bank members an amendment to the credit agreement that would cure the potential or prospective default. Based on its discussions with the Company’s agent bank, the Company expects the amendment to be adopted promptly.

     The matters discussed in this Form 8-K may contain forward-looking statements that involve risks and uncertainties. These forward-looking statements are subject to completion of the restatement of prior period financial statements and selected financial data and the finalization of management’s assessment of the effectiveness of the Company’s internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act and may be affected by other risks and uncertainties discussed in a 10-K filed with the SEC by Healthcare Realty Trust for the year ended December 31, 2003. Forward-looking statements represent the Company’s judgment as of the date of this release and the Company’s actual results could differ materially from such forward-looking statements. The Company disclaims any obligation to update forward-looking material.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE REALTY TRUST INCORPORATED

	By:	/s/ Scott W. Holmes

Scott W. Holmes Senior Vice President and Chief Financial Officer

Date: March 23, 2005